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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-69496 and 333-82180 on Forms S-3, and Registration Statement No. 333-94387 on Form S-8 of Quicksilver Resources Inc. of our report dated March 8, 2002, appearing in this Annual Report on Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2001.

/s/  DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 25, 2002